     As filed with the Securities and Exchange Commission on June 16, 2000.
                                                     Registration No. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                     ALLIED RISER COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

      DELAWARE                                             75-2789492
(State of incorporation)                                (I.R.S. Employer
                                                        Identification No.)

                               1700 PACIFIC AVENUE
                               DALLAS, TEXAS 75201
                                 (214) 210-3000

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ALLIED RISER COMMUNICATIONS CORPORATION
                               2000 EMPLOYEE STOCK
                                  PURCHASE PLAN
                            (Full title of the plan)

                             MICHAEL R. CARPER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                           ALLIED RISER COMMUNICATIONS
                         1700 PACIFIC AVENUE, SUITE 400
                               DALLAS, TEXAS 75201
                                 (214) 210-3000
                               (Name, address, and
                     telephone number, including area code,
                              of agent for service)

                                 WITH COPIES TO:

                           KATHLEEN R. MCLAURIN, ESQ.
                           JONES, DAY, REAVIS & POGUE
                             2727 N. HARWOOD STREET
                               DALLAS, TEXAS 75201
                                 (214) 220-3939


                                   ----------



                                               CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                                   Proposed        Proposed
                                                                                    Maximum        Maximum
Title of                                                         Amount            Offering        Aggregate            Amount of
Securities to                                                    to be             Price per       Offering           Registration
be Registered                                                Registered(1)         Share(2)        Price(2)             Fee (2)
-------------                                                -------------        ----------       --------           ------------

Common Stock, par value $0.0001 per share................      1,000,000            $17.875       $17,875,000             $4,719

====================================================================================================================================


1. Represents shares issuable under the Allied Riser Communications Corporation 2000 Employee Stock Purchase Plan (the "Plan"). Pursuant to Rule 416, there are also registered hereunder such indeterminate number of additional shares as may become issuable under the Plan as a result of the antidilution provisions or with respect to stock splits, stock dividends or similar transactions in accordance with the Plan.

2. The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the reported high and low sale prices of shares of the Common Stock on the Nasdaq National Market System on June 12, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information called for by Part I of Form S-8 is included in the description of the Allied Riser Communications Corporation 2000 Employee Stock Purchase Plan (the "Plan") and will be delivered to persons eligible to purchase shares pursuant to the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     Upon written or oral request, Allied Riser Communications Corporation ("Allied Riser") will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. Requests for such information should be directed to Ried R. Zulager, Corporate Secretary, at (214) 210-3000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by Allied Riser are incorporated by reference, as of their respective dates, in this Registration Statement:

         (a) Allied Riser's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Commission on March 23, 2000;

         (b) Allied Riser's Quarterly Report on Form 10-Q for the period ended March 31, 2000, as filed with the Commission on May 15, 2000;

         (c) The description of Allied Riser's outstanding common stock contained in Allied Riser's registration statement on Form 8-A filed with the Commission on October 25, 1999, as amended on Form 8-A/A filed with the Commission on October 27, 1999.

In addition, all documents subsequently filed by Allied Riser pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law, as amended ("DGCL"), allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of Allied Riser) by reason of the fact that the person is or was a director, officer, agent or employee of Allied Riser or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of Allied Riser, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of Allied Riser as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to Allied Riser, unless the court believes that in the light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         -- for any breach of the director's duty of loyalty to Allied Riser or its stockholders;

         -- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         -- under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

         -- for any transaction from which the director derived an improper personal benefit.

These provisions are permitted under Delaware law.

Our by-laws provide that:

         -- we must indemnify our directors and officers to the fullest extent permitted by Delaware law;

         -- we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by our board of directors; and

         -- we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

         The indemnification provisions contained in Allied Riser's certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, Allied Riser maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

         ITEM 8.  EXHIBITS.

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

   Exhibit
   Number      Description of Exhibit

     4.1       Amended and Restated Certificate of Incorporation of Allied
               Riser.(1)

     4.2       Amended and Restated Bylaws of Allied Riser.(2)

     4.3       Form of Common Stock Certificate.(2)

     5.1       Opinion of Jones, Day, Reavis & Pogue.(3)

     23.1      Consent of Arthur Andersen LLP.(3)

     23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

     24.1      Power of attorney (included on signature page).

     99.1 Allied Riser Communications Corporation 2000 Employee Stock Purchase Plan.(3)

ITEM 9.  UNDERTAKINGS.

         A.  The undersigned Registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if

--------

     (1) Previously filed as an Exhibit to Allied Riser's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 and incorporated herein by reference.

     (2) Previously filed as an Exhibit to Allied Riser's Registration Statement on Form S-1 (NO. 333-85597) and incorporated herein by reference.

     (3)  Filed herewith.

         the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on June 15, 2000.

                                         Allied Riser Communications Corporation
                                         (Registrant)


                                         By: /s/ DAVID H. CRAWFORD
                                             ----------------------------------
                                             David H. Crawford
                                             Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes David H. Crawford and Todd C. Doshier, each of whom may act without joinder of the other, the true and lawful attorneys-in-fact with full power of substitution and resubstitution, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.



              Signatures                                  Title
              ----------                                  -----

/s/ DAVID H. CRAWFORD                      Chief Executive Officer and Director               June 15, 2000
---------------------------------------       (Principal Executive Officer)
David H. Crawford

/s/ TODD C. DOSHIER                        Chief Financial Officer and Senior                 June 15, 2000
---------------------------------------               Vice President
Todd C. Doshier                             (Principal Financial Officer and
                                              Principal Accounting Officer)

/s/ JOHN M. TODD                           Chief Operating Officer, President                 June 15, 2000
---------------------------------------                and Director
John M. Todd

/s/ JOHN H. DAVIS                          Chief Technology Officer and                       June 14, 2000
---------------------------------------                Director
John H. Davis

/s/ STEPHEN S. SCHOVEE                     Director and Chairman of the Board                 June 15, 2000
---------------------------------------
Stephen S. Schovee

                                                       Director
---------------------------------------
Rod F. Dammeyer

/s/ R. DAVID SPRENG                                    Director                               June 15, 2000
---------------------------------------
R. David Spreng



/s/ JEFFREY WEITZEN                                      Director                             June 15, 2000
---------------------------------------
Jeffrey Weitzen

/s/ BLAIR P. WHITAKER                                    Director                             June 15, 2000
---------------------------------------
Blair P. Whitaker

/s/ MARY A. WILDEROTTER                                  Director                             June 15, 2000
---------------------------------------
Mary A. Wilderotter

/s/ WILLIAM T. WHITE                                     Director                             June 14, 2000
---------------------------------------
William T. White

                                INDEX TO EXHIBITS


   EXHIBIT
   NUMBER      DESCRIPTION
   -------     -----------

     4.1       Amended and Restated Certificate of Incorporation of Allied
               Riser.(2)

     4.2       Amended and Restated Bylaws of Allied Riser.(2)

     4.3       Form of Common Stock Certificate.(2)

     5.1       Opinion of Jones, Day, Reavis & Pogue.(3)

     23.1      Consent of Arthur Andersen LLP.(3)

     23.2 Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

     24.1      Power of attorney (included on signature page).

     99.1      Allied Riser Communications Corporation 2000 Employee Stock
               Purchase Plan.(3)


--------

     (1) Previously filed as an Exhibit to Allied Riser's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 and incorporated herein by reference.

     (2) Previously filed as an Exhibit to Allied Riser's Registration Statement on Form S-1 (NO. 333-85597) and incorporated herein by reference.

     (3)  Filed herewith.